Exhibit 99.4 - Administrative Report of the Trust

                             Administrative Report
                                       for
            Hartford Life Global Funding Trust 2004-014 (the "Trust")


                           Payment Date June 15, 2005
                             CUSIP Number 41659FAN4


(i) the amount received by the Indenture Trustee from Hartford Life Insurance Company ("Hartford Life") as of the payment date in respect of the principal, interest and premium, if any, on Funding Agreement No. 404014 (the "Funding Agreement") issued by Hartford Life Insurance Company ("Hartford Life").

                         Interest:          $15,041.45

                         Principal:         $0.00


(ii) the amount of payment on such Payment Date to holders allocable to principal and interest on the notes of the Trust.

                         Interest:          $15,041.45

                         Principal:         $0.00

(iii) the aggregate stated principal amount of the Funding Agreement, the current interest rate or rates thereon at the close of business on such Payment Date, and the current rating assigned to the Funding Agreement.

                Aggregate Principal Amount:         $685,015.00

                Interest Rate:                      4.25%

                                Ratings:

                                        Moody's Investor Services: Aa3
                                        Standard & Poors' Rating Service: AA-

(iv) the aggregate principal balance of the notes of the Trust at the close of business on such Payment Date and the current rating assigned to such notes.

                Aggregate Principal Amount:         $685,000.00

                                Ratings:

                                        Moody's Investor Services: Aa3
                                        Standard & Poors' Rating Service: AA-

AMACAR Pacific Corp., as administrator of Hartford Life Global Funding Trust 2004-014

By:    /s/ Evelyn Echevarria
       -------------------------
       Name:   Evelyn Echevarria
       Title:  Vice President